SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 13, 2005
                                                          --------------


                         HARBOR FLORIDA BANCSHARES, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      000-22817                  65-0813766
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(State or other jurisdiction          (Commission              (IRS Employer
        of incorporation)             File Number)         Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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                  (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
                                                   ---------------




------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.02.  Results of Operations and Financial Condition

         On April 13, 2005, Harbor Florida Bancshares, Inc. ("Bancshares") announced its earnings for the second quarter of the 2005 fiscal year.


Item 9.01.  Financial Statements and Exhibits

         A copy of the press release dated April 13, 2005 is attached as Exhibit 99.




                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        April 13, 2005            HARBOR FLORIDA BANCSHARES,
                                         INC., Registrant


                                        By:             /s/
                                           ---------------------------------
                                           Name:  H. Michael Callahan
                                           Title:  Senior Vice President and
                                           Chief Financial Officer


Exhibit No.                Description
----------                 -----------

99                         Press release dated April 13, 2005

                                                                 Exhibit 99

HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES
SECOND QUARTER EARNINGS INCREASE

FOR IMMEDIATE RELEASE: APRIL 13, 2005

         (Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("the Bank"), announced today that diluted earnings per share for its second fiscal quarter ended March 31, 2005, increased 11.4% to 49 cents per share on net income of $11.5 million, compared to 44 cents per share on net income of $10.1 million for the same period last year. Diluted earnings per share for the six months ended March 31, 2005 increased 12.9% to 96 cents per share on net income of $22.2 million, compared to 85 cents per share on net income of $19.6 million for the same period last year. The increases for both the quarter and fiscal year to date were due primarily to increased net interest income, resulting from an increase in average interest-earning assets due primarily to originations of loans. This growth was funded primarily with low cost core deposits. The increases in net interest income were partially offset by decreases in other income and increases in other expenses for both periods.

         The Company also announced today that its Board of Directors declared a quarterly dividend of 20 cents per share for the quarter ending March 31, 2005. The dividend is payable May 20, 2005 to shareholders of record as of April 22, 2005.

FINANCIAL CONDITION


         Total assets increased to $2.913 billion at March 31, 2005, from $2.627 billion at September 30, 2004. Total net loans increased to $2.076 billion at March 31, 2005, from $1.891 billion at September 30, 2004. Total deposits increased to $2.009 billion at March 31, 2005, from $1.745 billion at September 30, 2004.


         Total net loans increased due primarily to net increases of $81.7 million in residential one-to-four family mortgage loans, $45.0 million in land loans, $31.4 million in nonresidential mortgage loans, $12.9 million in consumer loans, and $7.6 million in commercial business loans for the six months ended March 31, 2005. These increases were due to strong loan originations during the six months ended March 31, 2005 as compared to the same period last year. Residential one-to-four mortgage loan originations increased 21.0% from the same period last year to $395.0 million for the six months ended March 31, 2005. Consumer loan originations increased 18.9% to $85.1 million for the six months ended March 31, 2005. Commercial business loan originations were $30.5 million for the six months ended March 31, 2005, up 53.9% from the same period last year. Commercial real estate loan originations increased 33.6% from the same period last year to $140.0 million for the six months ended March 31, 2005.

         Deposits grew 15.1% during the six months ended March 31, 2005 to $2.009 billion primarily due to a net increase of $206.1 million in core deposits (transaction and passbook accounts), and $58.0 million in certificate accounts. The increase in core deposits reflects disaster relief funds and insurance proceeds flowing into the Company's market area, as well as the customer's continued preference for shorter-term investments in a low interest rate environment and growth in the Company's market area. The Company continues to emphasize growth in transaction accounts. However, the Company believes that some of the significant growth during the six months was attributable to short-term accumulation of funds for the purpose of repairs to properties by homeowners and businesses. Future growth in such deposits may, therefore, be less than the amounts obtained year to date.

RESULTS OF OPERATIONS

         Net interest income increased 15.5% to $27.1 million for the quarter ended March 31, 2005, from $23.4 million for the quarter ended March 31, 2004. This increase was primarily a result of a 13.8% increase from the quarter ended March 31, 2004 in average interest-earning assets that were funded primarily with low cost core deposits. Average total loans increased by $317.9 million, reflecting strong loan originations. The average balance of core deposits and FHLB advances increased by $308.3 million and $17.8 million, respectively. The average balance of core deposits increased to 55.4% of total average deposits from 49.9% for the same quarter last year.

         Provision for loan losses was $538,000 for the quarter ended March 31, 2005, compared to $351,000 for the quarter ended March 31, 2004. The provision for the quarter ended March 31, 2005 was principally comprised of a charge of $633,000 due to increased credit risk resulting from growth in the loan portfolio, partially offset by a decrease of $57,000 due to a decrease in the level of classified loans and $38,000 in net recoveries.

         Other income decreased to $5.5 million for the quarter ended March 31, 2005, from $5.7 million for the quarter ended March 31, 2004. This decrease was due primarily to decreases of $307,000 in gain on sale of equity securities, $248,000 in gain on sale of debt securities, and $105,000 in gain on sale of mortgage loans, partially offset by an increase of $596,000 in fees and service charges. The increase in fees and service charges is primarily due to growth in transaction accounts.


         Other expense increased to $13.3 million for the quarter ended March 31, 2005, from $12.3 million for the quarter ended March 31, 2004. This increase was due primarily to increases of $485,000 in compensation and benefits, $172,000 in occupancy, $92,000 in advertising and promotion, and $205,000 in other. These increases are primarily due to growth in loans and deposits and also expenses incurred in the opening of new branches. The Company has also incurred additional expense related to compliance with the Sarbanes-Oxley Act of 2001 and the Bank Secrecy Act during the quarter ended March 31, 2005. The Company anticipates that additional increases in operating expense are also likely in future quarters as the Company continues to implement the additional requirements imposed by these regulations.

         Income tax expense was $7.4 and $6.5 million for the quarters ended March 31, 2005 and 2004. The effective tax rate for both quarters was 39.1%.

ASSET QUALITY

         Nonperforming loans decreased to $1.3 million at March 31, 2005 from $1.9 million at March 31, 2004. Net recoveries for the quarter ended March 31, 2005 was $38,000 compared to $6,000 in net recoveries for the same period last year. The ratio of the allowance for loan losses to total net loans decreased to ..91% of loans as of March 31, 2005, from .99% of total net loans for the same period last year. The allowance for loan losses remains sufficient to cover losses inherent in the loan portfolio.


TREASURY STOCK REPURCHASES

         Harbor Florida Bancshares, Inc.'s Board of Directors has previously approved a stock repurchase plan, permitting the Company to acquire up to 1,200,000 shares of its common stock subject to market conditions. The Company has repurchased 528,020 shares under the current stock repurchase program. As of March 31, 2005, the Company has a total of 8,009,130 shares held as treasury stock.

         Harbor Federal is located in Fort Pierce, Florida and has 37 offices located in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

         Financial highlights for Harbor Florida Bancshares, Inc. are attached.



CONTACT: Michael J. Brown, Sr., President, (772) 460-7000;
H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.
                                                March 31,       September 30,
                                                  2005             2004
                                                  ----             ----
                                                     (In Thousands)
Selected Consolidated Financial Data:
    Total assets                           $    2,913,280  $    2,627,109

    Loans, gross                                2,095,214       1,908,971
    Allowance for loan losses                      18,822          17,802
     Net loans                                  2,076,392       1,891,169

    Loans held for sale                             2,268           2,438
    Interest-bearing deposits                      58,033           7,053
    Investment securities                         158,548         130,200
    Mortgage-backed securities                    451,632         443,060
    Goodwill                                        3,591           3,591
    Deposits                                    2,008,993       1,744,830
    FHLB advances                                 578,483         553,492
    Stockholders' equity                          302,655         286,644
    # of common shares outstanding                 23,867          23,789





                                                             Three months ended                Six months ended
                                                                 March 31,                         March 31,
                                                                 ---------                         ---------
                                                            2005            2004             2005             2004
                                                            ----            ----             ----             ----
                                                                    (In Thousands Except per Share Data)
Selected Consolidated Operating Data:
    Interest income                                      $ 39,916        $ 35,099         $ 78,246         $ 69,235
    Interest expense                                       12,841          11,658           25,646           23,393
                                                         --------        --------         --------         --------
    Net interest income                                    27,075          23,441           52,600           45,842
    Provision for loan losses                                 538             351              988              799
                                                         --------        --------         --------         --------

    Net interest income after provision for loan losses    26,537          23,090           51,612           45,043
    Other Income:
      Fees and service charges                              4,091           3,495            7,763            6,879
      Insurance commissions and fees                          850             884            1,495            1,606
      Gain on sale of mortgage loans                          564             669            1,032            1,410
      Gain (loss) on disposal of premises and equipment        (8)             (1)             295               (3)
      Gain on sale of equity securities                         -             307                -              619
      Gain on sale of debt securities                           -             248                -              248
      Other                                                    52              99              107              265
                                                         --------        --------         --------         --------
    Total other income                                      5,549           5,701           10,692           11,024
    Other expenses:
      Compensation and benefits                             7,828           7,343           15,313           14,353
      Occupancy                                             1,877           1,705            3,672            3,336
      Other                                                 3,568           3,210            6,766            6,160
                                                         --------        --------         --------         --------
    Total other expenses                                   13,273          12,258           25,751           23,849
                                                         --------        --------         --------         --------
    Income before income taxes                             18,813          16,533           36,553           32,218
    Income tax expense                                      7,358           6,462           14,308           12,599
                                                         --------        --------         --------         --------
    Net income                                           $ 11,455        $ 10,071         $ 22,245         $ 19,619
                                                         ========        ========         ========         ========

    Net income per share:
      Basic                                              $   0.50        $   0.45         $   0.98         $   0.87
      Diluted                                            $   0.49        $   0.44         $   0.96         $   0.85


    Weighted average shares outstanding
      Basic                                                22,766          22,641           22,725           22,605
      Diluted                                              23,302          23,221           23,259           23,183

HARBOR FLORIDA BANCSHARES, INC.

                                                             Three months ended                  Six months ended
                                                                   March 31,                          March 31,
                                                                   ---------                          ---------
                                                           2005              2004              2005             2004
                                                           ----              ----              ----             ----
Selected Financial Ratios:
  Performance Ratios:
  Return on average assets (1)                            1.64 %             1.64 %            1.60 %            1.62 %
  Return on average stockholders' equity (1)             15.63 %            14.99 %           15.22 %           14.70 %
  Book value per share                               $   12.68           $  11.49         $   12.68         $   11.49
  Net interest rate spread (1)                            3.85 %             3.77 %            3.78 %            3.74 %
  Net interest margin (1)                                 4.01 %             3.95 %            3.95 %            3.94 %
  Non-interest expense to average assets (1)              1.91 %             2.00 %            1.85 %            1.97 %
  Net interest income to non-interest
     expense (1)                                          2.02 x             1.91 x            2.04 x            1.93 x
  Average interest-earning assets to
     average interest-bearing liabilities               108.26 %           109.42 %          108.62 %          109.78 %
  Efficiency ratio (1)                                   41.82 %            44.14 %           41.60 %           43.75 %


  Asset Quality Ratios:
  Non-performing assets to total assets                   0.04 %             0.10 %            0.04 %            0.10 %
  Allowance for loan losses to
     total loans                                          0.91 %             0.99 %            0.91 %            0.99 %
  Allowance for loan losses to
     classified loans                                   556.58 %           291.31 %          556.58 %          291.31 %
  Allowance for loan losses to
     non-performing loans                             1,504.25 %           884.36 %        1,504.25 %          884.36 %


  Capital Ratios:
  Average shareholders' equity to
     average assets                                      10.53 %            10.94 %           10.52 %           11.01 %
  Shareholders' equity to assets
     at period end                                       10.39 %            10.75 %           10.39 %           10.75 %

  (1) Ratio is annualized.


                                                 Three months ended               Six months ended
                                                      March 31,                      March 31,
                                                      ---------                      ---------
                                                2005            2004           2005           2004
                                                ----            ----           ----           ----
                                                                    (In Thousands)
Selected Average Balances:
   Total assets                               2,824,365      2,469,674      2,786,560      2,424,499
   Interest earning assets                    2,707,407      2,380,064      2,672,545      2,338,543
   Gross loans                                2,012,043      1,694,176      1,968,247      1,666,317
   Stockholders' equity                         297,274        270,278        293,200        266,888
   Deposits                                   1,948,772      1,640,502      1,907,367      1,606,448

Asset Quality:
   Nonaccrual loans                               1,251          1,918          1,251          1,918
   Net loan charge-offs (recovery)                  (38)             6            (32)            38

Loan Originations:
   Residential                                  212,299        165,596        395,016        326,374
   Commercial Real Estate                        98,847         53,610        140,022        104,798
   Consumer                                      44,878         40,104         85,147         71,626
   Commercial Business                           17,154          7,154         30,534         19,841

Loan Sales:                                      20,462         25,144         41,857         53,312

HARBOR FLORIDA BANCSHARES, INC.

                                                                            For the three months ended
                                                                            --------------------------
                                                             Mar. 31,    Dec. 31,   Sept. 30,   June 30,    Mar. 31,
                                                               2005        2004       2004        2004         2004
                                                               ----        ----       ----        ----         ----
                                                                       (In Thousands Except Per Share Data)
Selected Consolidated Operating Data:
  Interest income                                            $ 39,916   $ 38,330   $ 36,843    $ 36,007    $ 35,099
  Interest expense                                             12,841     12,805     12,385      11,649      11,658
                                                             --------   --------   --------    --------    --------
  Net interest income                                          27,075     25,525     24,458      24,358      23,441
  Provision for loan losses                                       538        450        350         503         351
                                                             --------   --------   --------    --------    --------

  Net interest income after provision for loan losses          26,537     25,075     24,108      23,855      23,090
  Other Income:
    Fees and service charges                                    4,091      3,672      4,035       3,974       3,495
    Insurance commissions and fees                                850        645        863         923         884
    Gain on sale of mortgage loans                                564        468        553         297         669
    Gain (loss) on disposal of premises and equipment              (8)       303          -         342          (1)
    Gain on sale of equity securities                               -          -          -        1379         307
    Gain on sale of debt securities                                 -          -          -           -         248
    Other                                                          52         55        107          50          99
                                                             --------   --------   --------    --------    --------
  Total other income                                            5,549      5,143      5,558       6,965       5,701
  Other expenses:
    Compensation and benefits                                   7,828      7,485      7,356       7,483       7,343
    Occupancy                                                   1,877      1,795      1,922       1,773       1,705
    Other                                                       3,568      3,198      3,279       4,205       3,210
                                                             --------   --------   --------    --------    --------
  Total other expenses                                         13,273     12,478     12,557      13,461      12,258
                                                             --------   --------   --------    --------    --------
  Income before income taxes                                   18,813     17,740     17,109      17,359      16,533
  Income tax expense                                            7,358      6,950      6,002       7,090       6,462
                                                             --------   --------   --------    --------    --------
  Net income                                                 $ 11,455   $ 10,790   $ 11,107    $ 10,269    $ 10,071
                                                             ========   ========   ========    ========    ========

  Net income per share:
    Basic                                                    $   0.50    $  0.48    $  0.49    $   0.45    $   0.45
    Diluted                                                  $   0.49    $  0.46    $  0.48    $   0.44    $   0.44


HARBOR FLORIDA BANCSHARES, INC.


                                                                            Three months ended March 31,
                                                                            ----------------------------
                                                                    2005                                     2004
                                                                    ----                                     ----
                                                    Average      Interest &    Yield/         Average     Interest &     Yield/
                                                    Balance       Dividend      Rate          Balance      Dividend       Rate
                                                    -------       --------      ----          -------      --------       ----
                                                                              (Dollars in Thousands)
Analysis of Net Interest Income:
        Assets:
        Interest-earning assets:
           Interest-bearing deposits               $   42,969    $     248        2.31 %    $    9,256    $      21        0.91 %
           Investment securities                      189,305        1,350        2.86         220,869        1,423        2.58
           Mortgage-backed securities                 463,090        4,442        3.84         455,763        4,531        3.98
           Mortgage loans                           1,719,127       28,679        6.69       1,450,140       24,982        6.90
           Other loans                                292,916        5,197        7.20         244,036        4,142        6.83
                                                   ----------    ---------   ---------      ----------    ---------   ---------
        Total interest-earning assets               2,707,407       39,916        5.92       2,380,064       35,099        5.91
                                                                 ---------   ---------                    ---------   ---------
        Total noninterest-earning assets              116,958                                   89,610
                                                   ----------                               ----------
        Total assets                               $2,824,365                               $2,469,674
                                                   ==========                               ==========

        Liabilities and Stockholders' Equity:
        Interest-bearing liabilities
           Deposits:
              Transaction accounts                 $  863,419    $   1,073        0.43 %    $  652,794    $     674        0.42%
              Passbook savings                        199,859          139        0.28         150,626           99        0.27
              Official checks                          16,305            -           -          14,736            -           -
              Certificate accounts                    869,189        5,656        2.64         822,346        5,061        2.48
                                                   ----------    ---------   ---------      ----------    ---------   ---------
              Total deposits                        1,948,772        6,868        1.43       1,640,502        5,834        1.43
           FHLB advances                              551,541        5,968        4.33         533,790        5,811        4.31
           Other borrowings                               488            5        4.60             832           13        6.00
                                                   ----------    ---------   ---------      ----------    ---------   ---------
        Total interest-bearing liabilities          2,500,801       12,841        2.07       2,175,124       11,658        2.14
        Noninterest-bearing liabilities                26,290    ---------   ---------          24,272    ---------   ---------
                                                   ----------                               ----------
        Total liabilities                           2,527,091                                2,199,396
        Stockholders' equity                          297,274                                  270,278
                                                   ----------                               ----------
        Total liabilities and
           stockholders' equity                    $2,824,365                               $2,469,674
                                                   ==========                               ==========
        Net interest income/
            interest rate spread                                 $  27,075        3.85 %                  $  23,441        3.77 %
                                                                 =========   =========                    =========   =========
        Net interest-earning assets/
           net interest margin                     $  206,606                     4.01 %    $  204,940                     3.95 %
                                                   ==========                =========      ==========                =========
        Interest-earning assets to
           interest-bearing liabilities                                         108.26 %                                 109.42 %
                                                                             =========                                =========

HARBOR FLORIDA BANCSHARES, INC.


                                                                               Six months ended March 31,
                                                                               --------------------------
                                                                      2005                                     2004
                                                                      ----                                     ----
                                                      Average      Interest &      Yield/       Average      Interest &     Yield/
                                                      Balance       Dividend        Rate        Balance       Dividend       Rate
                                                      -------       --------        ----        -------       --------       ----
                                                                                (Dollars in Thousands)
Analysis of Net Interest Income:
        Assets:
        Interest-earning assets:
           Interest-bearing deposits                $   62,204    $      645         2.05 %    $   12,133    $       55       0.90 %
           Investment securities                       177,030         2,410         2.72         261,978         3,362       2.57
           Mortgage-backed securities                  465,064         8,935         3.84         398,115         7,993       4.02
           Mortgage loans                            1,681,659        56,145         6.68       1,426,605        49,647       6.96
           Other loans                                 286,588        10,111         7.08         239,712         8,178       6.82
                                                    ----------    ----------    ---------      ----------    ----------   --------
        Total interest-earning assets                2,672,545        78,246         5.86       2,338,543        69,235       5.92
                                                                  ----------    ---------                    ----------   --------
        Total noninterest-earning assets               114,015                                     85,956
                                                    ----------                                 ----------
        Total assets                                $2,786,560                                 $2,424,499
                                                    ==========                                 ==========

        Liabilities and Stockholders' Equity:
        Interest-bearing liabilities
           Deposits:
              Transaction accounts                  $  834,214    $    2,124         0.51 %    $  623,528         1,283       0.41 %
              Passbook savings                         192,350           267         0.28         147,690           196       0.27
              Official checks                           21,841             -            -          15,912             -          -
              Certificate accounts                     858,962        11,124         2.60         819,318        10,267       2.51
                                                    ----------    ----------    ---------      ----------    ----------   --------
              Total deposits                         1,907,367        13,515         1.42       1,606,448        11,746       1.46
           FHLB advances                               552,498        12,115         4.34         522,872        11,622       4.38
           Other borrowings                                635            16         5.45             841            25       6.01
                                                    ----------    ----------    ---------      ----------    ----------   --------
        Total interest-bearing liabilities           2,460,500        25,646         2.08       2,130,161        23,393       2.18
        Noninterest-bearing liabilities                 32,860    ----------    ---------          27,450    ----------  ---------
                                                    ----------                                 ----------
        Total liabilities                            2,493,360                                  2,157,611
        Stockholders' equity                           293,200                                    266,888
                                                    ----------                                 ----------
        Total liabilities and
           stockholders' equity                     $2,786,560                                 $2,424,499
                                                    ==========                                 ==========
        Net interest income/
           interest rate spread                                   $   52,600         3.78 %                  $   45,842       3.74 %
                                                                  ==========    =========                    ==========   ========
        Net interest-earning assets/
           net interest margin                      $  212,045                       3.95 %    $  208,382                     3.94 %
                                                    ==========                  =========      ==========                 ========
        Interest-earning assets to
           interest-bearing liabilities                                            108.62 %                                 109.78 %
                                                                                =========                                 ========